UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 Current Report
                                   Pursuant to
                             Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


      Date of Report (Date of Earliest Event Reported): September 27, 2002


                         ALLMERICA FINANCIAL CORPORATION
             (Exact name of Registrant as specified in its charter)


       Delaware                        1-13754                 04-3263626
(State or other jurisdic-      (Commission File Number)    (I.R.S. Employer I.D.
 tion of Incorporation)                                         Number)



               440 Lincoln Street, Worcester, Massachusetts 01653
                    (Address of Principal Executive Offices)
                                   (Zip Code)

                                 (508) 855-1000
               (Registrant's Telephone Number including area code)



                                Page 1 of 6 pages
                             Exhibit Index on page 4

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Item 5.  Other Events.

On September 27, 2002, Allmerica Financial Corporation announced plans to consider strategic alternatives with regard to its Allmerica Financial Services
business  unit,   which  includes  the  company's  life  insurance  and  annuity operations.


Item 7. Financial Statements and Exhibits.

Exhibit 99 Press Release dated September 27, 2002, announcing Allmerica Financial Corporation's Plans to Consider Strategic Alternatives for Life and Annuity Operations.


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SIGNATURES


Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         Allmerica Financial Corporation
                                         -------------------------------
                                         Registrant

                                     By: /s/ Edward J. Parry III
                                         -------------------------------
                                         Edward J. Parry III
                                         Vice President, Chief Financial Officer
                                         and Principal Accounting Officer



Date: September 27, 2002


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Exhibit Index

Exhibit 99 Press Release dated September 27, 2002, announcing Allmerica Financial Corporation's Plans to Consider Strategic Alternatives for Life and Annuity Operations.


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Exhibit 99


Allmerica Announces Plans to Consider Strategic Alternatives for Life and Annuity Operations

     WORCESTER, Mass., September 27, 2002 - Allmerica Financial Corporation (NYSE: AFC; "Allmerica") today announced plans to consider strategic alternatives with regard to its Allmerica Financial Services business unit, which includes the company's life insurance and annuity operations. This action was prompted by the continued sharp decline and volatility in the equity markets, and resultant impact of these factors on this business.

     The company noted that as of the close of business yesterday, the S&P 500 index was off 44% from its peak in March 2000. The company also noted that year-to-date, the index has declined over 25%, and since the end of the second quarter, has declined 14%. The decline in the equity markets results in, among other things, increased Guaranteed Minimum Death Benefit ("GMDB") expenses, lower fee income, higher deferred acquisition cost amortization and higher statutory capital reserve requirements. The reduction in statutory profits associated with these items also exacerbates the strain on statutory capital associated with continued sales of variable annuities.

     Among the strategic alternatives the company is considering is capital raising in some form, including, but not limited to, raising external capital, making use of reinsurance of certain lines of business, and potentially selling certain appreciated lines of business in its life insurance companies. It is contemplated that the company will significantly reduce sales of proprietary variable annuities and life insurance products, primarily in its Select and Partner channels. Allmerica also plans to reduce its operating expenses. The company noted that the actions announced today do not involve the holding company, Allmerica's property & casualty operations, or its third-party asset management business, all of which remain well positioned.

     "The prolonged downturn in the equity markets, which represents arguably the worst bear market since the Depression, has placed a strain on the statutory capital base of our life insurance and annuity business," said John F. O'Brien, Allmerica's President and Chief Executive Officer. "The uncertain economic outlook and the potential for further uncertainty in the equity markets makes these actions the prudent response to these difficult conditions in order to manage the risk and maximize the value of our enterprise for all of our stakeholders. As we implement these changes to our life and annuity operations, Allmerica will become a smaller asset accumulation operation, focused primarily on management of the existing in-force assets in our products as well as continuing to increase the distribution of third-party asset accumulation products through our Advisor channel. We will also remain committed to pursuing the excellent opportunities for continued profitable growth in our property & casualty insurance business, which is experiencing increased earnings this year."

     The company expects to provide further details on the strategic actions being considered and implemented when it announces its third quarter results, currently expected to be October 28, 2002.

     Certain statements in this release, including Mr. O'Brien's comments, may be considered to be forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Use of the words "believes",
"anticipates", "expects" and similar expressions is intended to identify forward-looking statements. The company cautions investors that any such forward-looking statements are not guarantees of future performance, and actual results could differ materially. Investors are directed to consider the risks and uncertainties in our business that may affect future performance and that are discussed in readily available documents, including the company's annual report, the Quarterly Report on Form 10-Q for the quarter ended June 30, 2002, and other documents filed by Allmerica with the Securities and Exchange Commission. These uncertainties include the possibility of adverse catastrophe experience and severe weather, adverse loss development and adverse trends in mortality and morbidity, changes in the stock and financial markets, heightened competition, adverse state and federal legislation or regulation, and various other factors.


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Allmerica  Financial  Corporation is the holding  company for a diversified group of insurance and financial services companies headquartered in Worcester, Mass.

CONTACTS:                  Investors                  Media
                           Henry P. St. Cyr           Michael F. Buckley
                           (508) 855-2959             (508) 855-3099
                           hstcyr@allmerica.com       mibuckley@allmerica.com


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